UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

Faeth Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39980	83-1863385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Tillery Street #12 #1010 Austin, TX	78702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 200-2982

Sensei Biotherapeutics, Inc.

1405 Research Blvd, Suite 125

Rockville, MD

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	SNSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on March 15, 2022, Faeth Therapeutics, Inc., formerly known as Sensei Biotherapeutics, Inc. (the “Company”) entered into a Sales Agreement (the “Prior Sales Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which the Company from time to time may offer and sell shares of its common stock through or to the Agent having an aggregate offering price of up to $50 million. On June 10, 2026, the Company delivered written notice to Jefferies to terminate the Prior Sales Agreement, effective immediately, in accordance with the terms of the Prior Sales Agreement. The Company did not sell any shares of common stock under the Prior Sales Agreement prior to termination.

The description of the Prior Sales Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Prior Sales Agreement filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (File No. 333-263567), filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2022.

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Appointment

The Board of Directors (the “Board”) of the Company appointed Anand Parikh as President and Chief Executive Officer of the Company, effective as of June 13, 2026 (the “Effective Date”).

Anand Parikh (Age 40) currently serves as the Company’s Chief Operating Officer and member of the Board, positions he has held since February 2026. Mr. Parikh previously served as the Chief Executive Officer, Co-Founder and member of the Board of Directors of Faeth Therapeutics, Inc. since its inception in April 2019. Prior to co-founding Faeth, Mr. Parikh served in multiple executive roles at Virta Health beginning in May 2015, including General Counsel, Head of Finance and Head of Human Resources. Mr. Parikh holds a J.D. from New York University School of Law and a B.A. in Political Science from the University of Michigan.

In connection with Mr. Parikh’s appointment, the Board approved for Mr. Parikh an annual base salary of $680,000 and a target annual bonus of 60% of his base salary.

As President and Chief Executive Officer, Mr. Parikh is eligible to participate in the Company’s Severance and Change in Control Plan (“Severance and CIC Plan”) as follows:

Upon a termination by the Company without Cause or a resignation by the participant for Good Reason (in each case, excluding termination due to death or disability) (a “Covered Termination”) outside of the period beginning three months prior to and ending twelve months following a Change in Control (a “Change in Control Period”), Mr. Parikh would be entitled to cash severance equal to 12 months of base salary paid in installments over the severance period, plus Company-paid COBRA premiums for up to 12 months, provided that Mr. Parikh is eligible for and timely makes the necessary elections for continuation coverage. Upon a Covered Termination occurring during the Change in Control Period, Mr. Parikh is instead entitled to enhanced cash severance equal to 18 months of base salary paid in a lump sum, a lump-sum bonus payment equal to 1.5x of Mr. Parikh’s target annual bonus, Company-paid COBRA premiums for up to 18 months, and full acceleration of all then-outstanding time-based equity awards.

Receipt of benefits under the Severance and CIC Plan is conditioned upon Mr. Parikh’s execution of a separation agreement containing a release of claims in favor of the Company, which must become effective within 60 days following the Covered Termination. All payments and severance benefits under the Severance and CIC Plan are subject to the Company’s clawback policy.

In connection with Mr. Parikh’s appointment as President and Chief Executive Officer, the Board determined that Mr. Parikh will succeed Christopher W. Gerry as the Company’s principal executive officer, effective as of the Effective Date. Mr. Gerry will continue to serve as the Company’s General Counsel and Corporate Secretary.

Appointment of Chief Financial Officer

Effective as of June 13, 2026, Brian Stephenson was appointed as the Company’s Chief Financial Officer and principal financial officer.

As Chief Financial Officer, Mr. Stephenson is eligible to participate in the Severance and CIC Plan as follows:

Upon a Covered Termination outside of a Change in Control Period, Mr. Stephenson would be entitled to cash severance equal to 9 months of base salary paid in installments over the severance period, plus Company-paid COBRA premiums for up to 9 months, provided that Mr. Stephenson is eligible for and timely makes the necessary elections for continuation coverage. Upon a Covered Termination occurring during the Change in Control Period, Mr. Stephenson is instead entitled to enhanced cash severance equal to 12 months of base salary paid in a lump sum, a lump-sum bonus payment equal to 1.0x of Mr. Stephenson’s target annual bonus, Company-paid COBRA premiums for up to 12 months, and full acceleration of all then-outstanding time-based equity awards.

Receipt of benefits under the Severance and CIC Plan is conditioned upon Mr. Stephenson’s execution of a separation agreement containing a release of claims in favor of the Company, which must become effective within 60 days following the Covered Termination. All payments and severance benefits under the Severance and CIC Plan are subject to the Company’s clawback policy.

Appointment of Other Officers

Effective as of June 13, 2026, Josiah Craver was ratified as the Company’s Senior Vice President of Finance and appointed as principal accounting officer.

Resignation of Directors

As previously announced, effective as of June 12, 2026, Christopher W. Gerry, Thomas Ricks and Kristian Humer resigned from the Board. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Directors

As previously announced, effective as of June 12, 2026, Stephen M. Hahn and Saira Ramasastry were appointed to the Board as Class III directors. In connection with their appointments, Mr. Hahn was appointed as a member of the nominating and corporate governance committee, and Ms. Ramasastry was appointed as a member of the audit committee and as a member of the compensation committee.

Stephen M. Hahn (Age 66) has served as the Chief Executive Officer of Nucleus RadioPharma, Inc., a radiopharmaceutical contract development and manufacturing organization, since July 2025, and he has served on its board of directors since May 2025. He has also served as Principal at Rubrum Advising, a healthcare consulting firm, since January 2025. From November 2021 to August 2025, Dr. Hahn served as Chief Executive Officer of Harbinger Health, a cancer diagnostics biotechnology company, and CEO-Partner at Flagship Pioneering, a life sciences venture capital company, where he also served as Chief Medical Officer of Flagship Pioneering’s Preemptive Health and Medicine Initiative from May 2021 to November 2021. Dr. Hahn currently serves as CEO Emeritus of Harbinger Health. From December 2019 to January 2021, Dr. Hahn served as the 24th Commissioner of Food and Drugs at the U.S. Food and Drug Administration. Prior to that, Dr. Hahn served in various roles at MD Anderson Cancer Center from January 2015 to December 2019, including most recently as Chief Medical Executive from June 2018 to December 2019. Dr. Hahn served on the board of directors of Faeth from October 2024 until the Closing of the Acquisition in February 2026. Dr. Hahn earned his M.D. from Temple University and received his B.A. in Biology from Rice University. He was an internal medicine resident at the University of California San Francisco before completing a fellowship and residency at the National Cancer Institute in Bethesda, Maryland. The Board believes that Dr. Hahn’s extensive experience in the healthcare industry, particularly his regulatory expertise, qualify him to serve on our Board.

Saira Ramasastry (Age 50) has served as Managing Partner of Life Sciences Advisory, LLC, a company that she founded to provide strategic advice, business development solutions and innovative financing strategies for the life sciences industry in 2009. From 1999 to 2009, Ms. Ramasastry was an investment banker with Merrill Lynch & Co., Inc., where she helped establish the biotechnology practice and was responsible for origination of mergers and acquisitions, strategic and capital markets transactions. Prior to joining Merrill Lynch, she served as a financial analyst in the mergers and acquisitions group at Wasserstein Perella & Co., an investment banking firm, from 1997 to 1998. Ms. Ramasastry served on the boards of directors of Mirum Pharmaceuticals, Inc. since 2022, and Vir Biotechnology, Inc. since September 2019, each a publicly traded biotechnology company, as well as Glenmark Pharmaceuticals, Ltd., a BSE and NSE-traded pharmaceuticals company, since 2019. She previously served on the boards of directors of several U.S. publicly traded companies, including: Day One Biopharmaceuticals, Inc. from 2021 until it was acquired by Servier S.A.S in 2026; Sangamo Therapeutics, Inc., a biotechnology company, from 2012 to 2022; and Akouos, Inc., a biotechnology company, from 2020 until it was acquired by Eli Lilly and Company in 2022. Ms. Ramasastry received her B.A. in economics with honors and distinction and an M.S. in management science and engineering from Stanford University, as well as an M. Phil. in management studies from the University of Cambridge, where she is also a guest lecturer for the Bioscience Enterprise Programme. Ms. Ramasastry is also a Health Innovator Fellow of the Aspen Institute and a member of the Aspen Global Leadership Network. The Board believes that Ms. Ramasastry’s extensive experience in global healthcare investment banking and strategic advisory consulting in the life sciences industry qualify her to serve on our Board.

In connection with their appointments as directors, each of Mr. Hahn and Ms. Ramasastry will receive cash retainers and an initial grant of equity awards in accordance with the Company’s non-employee director cash and equity compensation program (the “Director Compensation Policy”). Such initial grant of equity awards consist of option to purchase 25,000 shares of Common Stock under the Company’s 2026 Equity Incentive Plan (the “2026 Equity Plan”), with an exercise price per share equal to the closing price of common stock on the date of grant. These options will vest and become exercisable in equal monthly installments through the third anniversary of the date of grant, subject to each of Mr. Hahn’s and Ms. Ramasastry’s continued service to the Company through each applicable vesting date, and will vest in full upon a Change in Control, subject to the Eligible Director’s Continuous Service through such date, as defined in the Director Compensation Policy.

There are no family relationships between Mr. Hahn or Ms. Ramasastry and any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Hahn or Ms. Ramasastry and any other person pursuant to which either was appointed as a director of the Company. Neither Mr. Hahn nor Ms. Ramasastry is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Also effective as of June 12, 2026, the Board decreased its size from six to five members and appointed Mr. Parikh as the chair of the Board.

Indemnification Agreements

In connection with their appointments as officers and directors, each of Mr. Parikh, Mr. Stephenson, Dr. Hahn and Ms. Ramasastry will enter into the Company’s standard form of indemnification agreement for its executive officers and directors, a copy which was filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-252138) filed with the SEC on January 15, 2021.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2026, the Company filed with the Secretary of State of the State of Delaware an amendment to its Amended and Restated Certificate of Incorporation to change the name of the Company from “Sensei Biotherapeutics, Inc.” to “Faeth Therapeutics, Inc.” (the “Name Change Amendment”). The Name Change Amendment became effective immediately upon filing.

The Board approved the Name Change Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware. Pursuant to Section 242 of the Delaware General Corporation Law, stockholder approval was not required to approve or effect the Name Change Amendment. The Name Change Amendment will not in any way affect the voting or other rights that accompany the Company’s common stock, par value $0.0001 per share (“Common Stock”), or the validity or transferability of the shares of Common Stock currently outstanding.

The Common Stock will continue to be quoted on The Nasdaq Capital Market, but beginning with the opening of trading on June 16, 2026, trading is expected to be under the new symbol “FTH” (the “Symbol Change”). There will be no change to the Common Stock’s CUSIP in connection with the Name Change Amendment.

A copy of the Name Change Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 15, 2026, the Company issued a press release announcing the Name Change Amendment and the Symbol Change, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Effective June 15, 2026, the Company relocated its principal executive office from 1405 Research Blvd, Suite 125, Rockville, MD 20805, to 701 Tillery Street #12 #1010, Austin, TX 78702. The Company’s telephone number at its new principal executive office is 512-200-2982.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company, effective June 15, 2026

99.1	Press Release, dated June 15, 2026

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faeth Therapeutics, Inc.

Date: June 15, 2026	/s/ Christopher W. Gerry
Christopher W. Gerry
General Counsel and Secretary